EXHIBIT 23





                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-09712) pertaining to the 1993 Stock Incentive Plan of E.W. Blanch Holdings, Inc., the Registration Statement (Form S-8 No. 333-65689) pertaining to the K2 Technologies, Inc. 1994 Stock Plan, K2 Technologies, Inc. 1996 Stock Plan, K2 Technologies, Inc. and the 1998 Key Person Stock Option Plan, the Registration Statement (Form S-8 No. 333-45261) pertaining to the Non-Employee Directors' Stock Plan, Directors' Stock Option Plan, Executive Restricted Stock Incentive Plan, and the 1997 Stock Incentive Plan, and the Registration Statement (Form S-8 No. 333-41078) pertaining to the 2000 Stock Incentive Plan, of our report dated February 28, 2001, with respect to the consolidated financial statements of E.W. Blanch Holdings, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2000.



                                            /s/ ERNST & YOUNG LLP


Dallas, Texas
April 2, 2001